UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

NRG YIELD, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
NRG Yield, Inc. (the "Company") held its Annual Meeting of Stockholders on April 24, 2018 in Princeton, New Jersey.  Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a) Proposal 1 – Election of seven directors

Name	Votes For	Withheld	Broker Non-Votes
Mauricio Gutierrez	59,554,662	10,363,130	5,417,150
John F. Chlebowski	68,417,554	1,500,238	5,417,150
Kirkland B. Andrews	59,464,546	10,453,246	5,417,150
John Chillemi	59,463,724	10,454,068	5,417,150
Brian R. Ford	68,459,457	1,458,335	5,417,150
Ferrell P. McClean	68,437,840	1,479,952	5,417,150
Christopher S. Sotos	60,228,478	9,689,314	5,417,150

With respect to the foregoing Proposal 1, all seven directors were elected and each received a plurality of the votes cast at the Annual Meeting.

(b) Proposal 2 — Advisory vote on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,817,792	6,036,127	63,872	5,417,151

The foregoing Proposal 2 was approved.

(c) Proposal 3 – Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2018 fiscal year

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,077,983	194,588	62,371	—

The foregoing Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.
(Registrant)

By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

Dated:  April 27, 2018

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